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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 8, 2001
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                        ACTIVE LINK COMMUNICATIONS, INC.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)

     Commission file number:  0-30220

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
                          Colorado                                                     84-0917382
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(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)


 7388 South Revere Parkway,  Suite 1000, Englewood,  Colorado                            80112
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          (Address of principal executive offices)                                     (Zip Code)
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                                 (303) 721-8200
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               Registrant's telephone number, including area code

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ITEM 1.    CHANGE IN CONTROL OF REGISTRANT

On November 8, 2001, the Company completed a business combination with Mobility Concepts, Inc. ("Mobility"). The business combination was effected by merger of a subsidiary of the Company (ALCI Acquisition Corp. which was created for this transaction) into Mobility. As a result of the merger, Mobility has become a wholly-owned subsidiary of the Company, and Timothy Ells, who previously owned all of Mobility's stock, has become the owner of 49% of the common stock of the Company. As part of the business combination, it was agreed that Mr. Ells would have the right to appoint up to four members of the Company's Board of Directors. Effective with the completion of the merger, Mr. Ells, his wife, Tamara Ells, and Louis Panetta joined the Board of the Directors of the Company. Lionel Brown resigned as President and as a member of the Board of Directors of the Company. Mr. Ells was elected President of the Company. Also, the Company's Chairman of the Board of Directors, James Ciccarelli, granted a proxy to Mr. Ells to vote all of Mr. Ciccarelli's shares of the Company's common stock at future shareholder meetings. Mr. Ciccarelli owns approximately 5% of the Company's common stock.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

As discussed in Item 1, the Company acquired all of the stock of Mobility on November 8, 2001. Mobility is headquartered in Naperville, Illinois. Mobility provides wireless networking and remote computing solutions for the mobile workforce.

The Company issued to Timothy Ells (who was formerly the sole shareholder of Mobility) 9,959,651 shares of its restricted common stock (constituting 49% of the common stock of the Company upon completion of the merger), valued at $1.01 per share on the date of closing, and a contingent issuance to maintain his 49% stock ownership if the Company issues up to $1,000,000 in additional Active Link securities for cash during the period from the Closing Date through March 31, 2002.

Prior to the acquisition, there was no material relationship between the Company and Mobility.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired

     It is impracticable to provide the required financial information at the time of filing this report. The required financial information is expected to be filed by amendment to this Form 8-K not later than January 15, 2002.

(b)  Pro Forma Financial Information

     It is impracticable to provide the required pro forma financial information at the time of filing this report. The required financial information is expected to be filed by amendment to this Form 8-K not later than January 15, 2002.




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(c)  Exhibits

     2.1 Amended and Restated Agreement by and among Active Link Communications, Inc., ALCI Acquisition Corp., Mobility Concepts, Inc., Timothy Ells and James Ciccarelli

     10.1 Registration Rights Agreement among Active Link Communications, Inc. and Timothy Ells.

     10.2 Employment Agreement between Active Link Communications, Inc. and Timothy Ells.

     10.3   Employment Agreement between Mobility Concepts, Inc. and Tamara
            Ells.

ITEM 8.    CHANGE IN FISCAL YEAR

The business combination between the Company and Mobility Concepts , Inc. will be recorded as a reverse acquisition with Mobility Concepts, Inc. the acquiring company. Because of this accounting treatment, the Company has adopted the March 31 fiscal year end of Mobility Concepts, Inc., effective as of December 31, 2001.




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                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           Active Link Communications, Inc.
                                           -----------------------------------
                                           (Registrant)


Date: November 19, 2001                    /s/ David E. Welch
      -----------------                    -----------------------------------
                                           David E. Welch, Vice President and
                                           Chief Financial Officer




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                                 EXHIBIT INDEX


   Exhibit                        Description
   -------                        -----------

     2.1 Amended and Restated Agreement by and among Active Link Communications, Inc., ALCI Acquisition Corp., Mobility Concepts, Inc., Timothy Ells and James Ciccarelli

     10.1 Registration Rights Agreement among Active Link Communications, Inc. and Timothy Ells.

     10.2 Employment Agreement between Active Link Communications, Inc. and Timothy Ells.

     10.3   Employment Agreement between Mobility Concepts, Inc. and Tamara
            Ells.